Exhibit 1.1

ATOTECH LIMITED

[●] Common Shares, $0.10 par value

Underwriting Agreement

[●], 2020

CITIGROUP GLOBAL MARKETS INC.

CREDIT SUISSE SECURITIES (USA) LLC

BOFA SECURITIES, INC.

J.P. MORGAN SECURITIES LLC

As Representatives of

the several Underwriters listed in

Schedule 1 hereto

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY 10011

BofA Securities, Inc.

One Bryant Park

New York, NY 10036

J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

Ladies and Gentlemen:

Atotech Limited, a company incorporated and organized under the laws of the Bailiwick of Jersey, (the “Company”) proposes to allot, issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of [●] of common shares, par value $0.10 per share, of the Company (collectively, the “Underwritten Shares”). In addition, certain stockholders of the Company named in Schedule 2 hereto (the “Selling Shareholders”) propose to sell, at the option of the Underwriters, up to an aggregate of [●] additional common shares of the Company (collectively, the “Option Shares”). The Underwritten Shares and the Option Shares are herein referred to as the “Shares”. The common shares of the Company to be outstanding after giving effect to the sale of the Shares are referred to herein as the “Common Shares”.

The Company and each Selling Shareholder (to the extent any Option Shares are purchased) hereby confirm their agreement with the several Underwriters concerning the purchase and sale of the Shares, as follows:

1.    Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form F-1 (File No. 235928), including a prospectus, relating to the Shares. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Shares. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this underwriting agreement (this “Agreement”) to the Registration Statement shall be deemed to refer to and include the exhibits filed therewith. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the pricing information set forth on Annex B, the “Pricing Disclosure Package”): a Preliminary Prospectus dated January [●], 2020 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex B hereto.

“Applicable Time” means [●] [A.M.]/[P.M.], New York City time, on [●], 2020.

2.    Purchase of the Shares by the Underwriters. The Company agrees to issue and sell the Underwritten Shares to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase at a price per share (the “Purchase Price”) of $[●] from the Company the respective number of Underwritten Shares set forth opposite such Underwriter’s name in Schedule 1 hereto.

In addition, each of the Selling Shareholders agrees, as and to the extent indicated in Schedule 2 hereto, severally and not jointly, to sell, the Option Shares to the several Underwriters as provided in this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from each Selling Shareholder the Option Shares at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Shares but not payable on the Option Shares. If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares that bears the same ratio to the aggregate number of Option Shares being purchased as the number of Underwritten Shares set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 12 hereof) bears to the aggregate number of Underwritten Shares being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representatives in their sole discretion shall make.

The Underwriters may exercise the option to purchase Option Shares at any time in whole, or from time to time in part, on or before the thirtieth day following the date of the Prospectus, by written notice from the Representatives to the Company and the Selling Shareholders (with a courtesy copy of such notice delivered to Latham & Watkins LLP). Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date or later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 12 hereof). Any such notice shall be given at least two business days prior to the date and time of delivery specified therein. Any such election to purchase the Option Shares shall be made in proportion to the maximum number of Option Shares to be sold by each Selling Shareholder as set forth in Schedule 2 hereto.

(a)    The Company and the Selling Shareholders understand that the Underwriters intend to make a public offering of the Shares as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Shares on the terms set forth in the Pricing Disclosure Package. The Company and the Selling Shareholders acknowledge and agree that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter.

(b)    Payment for the Shares shall be made by wire transfer in immediately available funds to the accounts specified by the Company, in the case of the Underwritten Shares, at the offices of Milbank LLP, 55 Hudson Yards, New York, NY 10001 at [●] [A.M.]/[P.M.], New York City time, on [●], 2020, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Selling Shareholders may agree upon in writing or, in the case of the Option Shares, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters’ election to purchase such Option Shares. The time and date of such payment for the Underwritten Shares is referred to herein as the “Closing Date”, and the time and date for such payment for the Option Shares, if other than the Closing Date, is herein referred to as the “Additional Closing Date”.

Payment for the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Shares to be purchased on such date or the Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the initial sale of such Shares duly paid by the Company or the Selling Shareholders, as applicable. Delivery of the Shares shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct. The certificates for the Shares, in the event the Company or the Selling Shareholders choose to deliver such Shares in physical form, will be made available for inspection and packaging by the Representatives at the office of DTC or its designated custodian not later than [●] [A.M.]/[P.M.], New York City time, on the business day prior to the Closing Date or the Additional Closing Date, as the case may be.

(c)    Each of the Company and each Selling Shareholder (to the extent any Option Shares are purchased) acknowledges and agrees that each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Selling Shareholders with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Selling Shareholders or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company, the Selling Shareholders or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Selling Shareholders shall consult with their own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and no Underwriter shall have any responsibility or liability to the Company or the Selling Shareholders with respect thereto. Any review by any of the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of such Underwriter and shall not be on behalf of the Company or the Selling Shareholders.

3.    Representations and Warranties of the Company. The Company represents and warrants to each Underwriter and each Selling Shareholder that:

(a)    Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by (i) any Underwriter through the Representatives expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof or (ii) the Selling Shareholders expressly for use in the Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Selling Shareholder consists of (A) the legal name and address of such Selling Shareholder set forth in the footnote relating to such Selling Shareholder under the caption “Principal and Selling

Shareholders” and (B) the number of common shares owned by such Selling Shareholder before and after the offering (excluding percentages) that appears in the table (and corresponding footnotes) under the caption “Principal and Selling Shareholders” (the “Selling Shareholders Information”).

(b)    Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by (i) any Underwriter through the Representatives expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof or (ii) the Selling Shareholders expressly for use in the Pricing Disclosure Package, it being understood and agreed that the only such information furnished by the Selling Shareholders consists of the Selling Shareholders Information.

(c)    Issuer Free Writing Prospectuses. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus” or any Written Testing-the-Waters Communication) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex B hereto, each electronic road show and any other written communications approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus or Testing-the-Waters Communication, as applicable, complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus or Testing-the-Waters Communication, as applicable, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus, Testing-the-Waters Communication or Preliminary Prospectus in reliance upon and in conformity with information furnished to the Company in writing by (i) any Underwriter through the Representatives expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof or (ii) the Selling Shareholders expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by the Selling Shareholders consists of the Selling Shareholders Information.

(d)    Testing the Waters Communications. The Company (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act, and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed in Schedule [E] hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act. Any individual Testing-the-Waters Communication prepared or authorized by the Company does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, complied in all material respects with the Securities Act, and when taken together with the Pricing Disclosure Package as of the Applicable Time, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e)    Registration Statement and Prospectus. The Registration Statement has been declared effective by the Commission. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares has been initiated or, to the Company’s knowledge, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by (i) any Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof or (ii) the Selling Shareholders expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by the Selling Shareholders consists of the Selling Shareholders Information.

(f)    Financial Statements. The consolidated financial statements and the related notes thereto for (i) the years ended December 31, 2018 and 2017 of Atotech UK Topco Limited (“UK Topco”) and its consolidated subsidiaries included in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and present fairly the financial position of UK Topco and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in accordance with International Financial Reporting Standards as adopted by the European Union (“IFRS”) applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included in the Registration Statement present fairly, in all material respects, the information required to be stated therein; the unaudited interim condensed consolidated financial statements of UK Topco and its consolidated subsidiaries as of September 30, 2019, for the nine-month periods ended September 30, 2019 and 2018 comply in all material respects with the applicable requirements of the Securities Act and present fairly the financial position of UK Topco and its consolidated subsidiaries, as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in accordance with IAS 34, the standard adopted by the European Union applicable to interim financial reporting, applied on a consistent basis throughout the periods covered thereby; and the other financial information included in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of UK Topco and its consolidated subsidiaries and Atotech B.V. and its consolidated subsidiaries, respectively, and presents fairly, in all material respects, the information shown thereby; and the pro forma financial information included in the Registration Statement, the Pricing Disclosure Package and the Prospectus have been prepared in accordance with the Commission’s rules and regulations and guidelines with respect to pro forma financial information and the assumptions underlying such pro forma financial information set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus are reasonable to give effect to the transactions and circumstances referred to therein.

(g)    No Material Adverse Change. Except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, since the date of the most recent financial statements of UK Topco and its subsidiaries included in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus (i) there has not been any change in the capital stock of the Company (other than (i) adjustments of, distributions made on or exercises of the Company’s outstanding equity awards, (ii) the grant of awards under Company Stock Plans described in the Registration Statement, Pricing Disclosure Package and Prospectus, in each case and (iii) changes to the Company’s capital stock resulting from the Reorganization Transactions (as such term is defined in the Registration Statement) and related transactions each as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus) or any material increase in the long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company or any of its subsidiaries on any class of capital stock (other than dividends or distributions described in the Registration Statement, the Pricing Disclosure Package or the Prospectus), or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, consolidated financial position or results of operations of the Company or any of its subsidiaries taken as a whole; (ii) none of the Company or its subsidiaries has entered into any transaction or agreement or incurred any liability or obligation, direct or contingent, that, in either case, would be required to be reported on Form 8-K (were the Company or any of its subsidiaries to be subject to the reporting requirements under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) as a U.S. domestic issuer) that has not been so reported in a timely manner prior to the date of this Agreement; and (iii) none of the Company or any of its significant subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X, each a “Subsidiary” and, collectively, the “Subsidiaries”) has sustained any material loss or interference with its business, taken as a whole, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

(h)    Organization and Good Standing. Each of (a) the Company and (b) the Company’s subsidiaries have been duly organized or incorporated and are validly existing and in good standing (where such concept exists) under the laws of their respective jurisdictions of formation or incorporation, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position or results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”).

(i)    Capitalization. The Company has an authorized capitalization as set forth in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Capitalization” as of the date(s) indicated; all the outstanding shares of capital stock of the Company (including the Shares to be sold by the Selling Shareholders) have been duly authorized and validly issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except as otherwise described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus) and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party (other than those incurred in connection with the senior secured credit facilities (as defined in the Registration Statement) or other Liens described in the Registration Statement, the Pricing Disclosure Package and the Prospectus).

(j)    Stock Options. With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the applicable Company Stock Plan, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the New York Stock Exchange (the “NYSE”) and any other exchange on which Company securities are traded, and (iv) each such grant was properly accounted for in accordance with IFRS in the financial statements (including the related notes) of UK Topco and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.

(k)    Due Authorization. The Company has full right, power and authority to execute and deliver, as applicable, this Agreement and to perform its obligations hereunder; and all action required to be taken by the Company for the due and proper authorization, execution and delivery by it of this Agreement and the consummation of the transactions contemplated hereby has been duly and validly taken.

(l)    Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(m)    The Shares. The Shares to be issued and sold by the Company hereunder have been duly authorized by the Company and, when issued and delivered and paid for as provided herein, will be duly and validly issued, will be fully paid and nonassessable and will conform, in all material respects, to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights.

(n)    No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property or asset of the Company or any of its subsidiaries is subject; or

(iii) in violation of any applicable law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) (solely with respect to the Company’s subsidiaries that are not Subsidiaries) (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o)    No Conflicts. The execution, delivery and performance by the Company of this Agreement, the allotment, issuance and sale of the Shares and the consummation of the transactions contemplated by this Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property or asset of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property or asset of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its Subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p)    No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement, the sale of the Shares, and compliance by, the Company with the terms thereof and the consummation of the transactions contemplated by this Agreement, except as have been obtained or made, (i) for the registration of the Shares under the Securities Act, (ii) for such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the NYSE, the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state or foreign securities laws in connection with the purchase and distribution of the Shares by the Underwriters or (iii) as would not, individually or in the aggregate, reasonably be expected to materially adversely affect the consummation of the transactions contemplated by this Agreement.

(q)    Legal Proceedings. Except as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is or, to the Company’s knowledge, may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect and (ii) to the Company’s knowledge no such investigations, actions, suits or proceedings have been threatened in writing by any governmental or regulatory authority or by others; and (A) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (B) there are no contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(r)    Independent Accountants. KPMG AG Wirtschaftsprüfungsgesellschaft, who have audited certain financial statements of UK Topco and its subsidiaries, has advised the Company that it is an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of the Ethical Standards for Auditors issued by the Auditing Practices Board in the United Kingdom.

(s)    Title to Real and Personal Property. Except (i) as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus or (ii) as would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries have good and marketable title in fee simple (in the case of real property) to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens (excluding any liens securing the senior secured credit facilities or permitted by the credit agreement governing the senior secured credit facilities), encumbrances, claims, defects and imperfections of title.

(t)    Title to Intellectual Property. Except (1) as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus or (2) as would not reasonably be expected to have a Material Adverse Effect, (i) the Company and its subsidiaries own or possess adequate rights to use or are licensed to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, and copyrightable works, know-how, trade secrets, systems, procedures, proprietary or confidential information necessary for the conduct of their respective businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (ii) the conduct of the Company’s and its subsidiaries’ businesses does not conflict in any material respect with any such rights of others, and (iii) none of the Company or its subsidiaries has received any written notice of any claim of infringement of or conflict with any such rights of others.

(u)    No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company and its subsidiaries, on the one hand, and, to the Company’s knowledge, the directors, officers, stockholders or other affiliates of the of the Company and its subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package.

(v)    Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Shares as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(w)    Taxes. Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries have paid all U.S. federal, state, local and non-U.S. taxes and filed all tax returns required to be paid or filed through the date hereof unless (i) such taxes are being contested in good faith, (ii) adequate reserves are being maintained for such taxes and (iii) such taxes can be lawfully withheld; and except as otherwise disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus or would not reasonably be expected to have a Material Adverse Effect, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets.

(x)    Licenses and Permits. Except (1) as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus or (2) as would not reasonably be expected to have a Material Adverse Effect, (i) the Company and its subsidiaries possess all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate U.S. federal, state, local or non-U.S. governmental or regulatory authorities that are necessary for the ownership or lease of the properties of their respective businesses or the conduct of their respective businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) none of the Company or its subsidiaries has received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization or has any reason to believe that any such license, sub-license, certificate, permit or authorization will not be renewed in the ordinary course.

(y)    No Labor Disputes. Except (1) as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus or (2) as would not reasonably be expected to have a Material Adverse Effect, no labor disturbance by, or dispute with, employees of the Company or its subsidiaries exists or, to the best knowledge of the Company, is contemplated or threatened and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Company’s or its subsidiaries’ principal suppliers, contractors or customers. None of the Company or its subsidiaries has received any notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party, except as would not reasonably be expected to have a Material Adverse Effect.

(z)    Compliance with Environmental Laws. Except (1) as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, (2) as would not reasonably be expected to have a Material Adverse Effect or (3) with respect to any pending or, to the knowledge of the Company, threatened claims, as reasonably expected to result in a fine or penalty in excess of $100,000, (i) there are no claims against the Company or its subsidiaries alleging potential liability under or responsibility for violation of any Environmental Law (as defined below) related to their respective businesses, operations and properties, and their respective businesses, operations and properties are in compliance with applicable Environmental Laws; (ii) none of the properties currently or formerly owned or operated by the

Company or its subsidiaries is listed or, to the knowledge of the Company, proposed for listing on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or on the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency or on any analogous state, local or foreign (non-U.S.) list; (iii) there are no and, to the knowledge of the Company, never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials (as defined below) are being or have been treated, stored or disposed on any property currently owned or operated by the Company or any of its subsidiaries; (iv) there is no asbestos or asbestos-containing material on or at any property currently owned or operated by the Company or any of its subsidiaries requiring investigation, remediation, mitigation, removal, or assessment, or other response, remedial or corrective action, pursuant to Environmental Law (as defined below); (v) there have been no Releases (as defined below) of Hazardous Material on, at, under or from any property currently or, to the knowledge of the Company, formerly owned or operated by the Company or any of its subsidiaries; (vi) properties currently owned or operated by the Company or any of its subsidiaries do not contain any Hazardous Materials in amounts or concentrations which (x) constitute a violation of, (y) require response or other corrective action under, or (z) could be reasonably expected to give rise to liability under, Environmental Laws, (vi) none of the Company or any of its subsidiaries is undertaking, and has not completed, either individually or together with other parties, any investigation, response or other corrective action relating to any actual or threatened Release of Hazardous Materials at any location, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; and (vii) all Hazardous Materials generated, used, treated, handled, or stored at, or transported or arranged for transport to or from, any property or facility currently or formerly owned or operated by the Company or any of its subsidiaries have been disposed of in a manner that would not reasonably be expected to result in a claim against, or require response or other corrective action by, the Company or its subsidiaries under any Environmental Law. As used herein: (i) “Environmental Laws” means any and all current or future U.S. federal, state, local and foreign (non-U.S.) statutes, laws, including common law, regulations or ordinances, rules, judgments, orders, decrees, permits, licenses or restrictions imposed by a Governmental Authority relating to pollution or protection of the environment and protection of human health (to the extent relating to exposure to Hazardous Materials), including those relating to the generation, use, handling, storage, transportation, treatment or Release or threat of Release of, or exposure to, Hazardous Materials; (ii) “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic materials, substances, wastes or other pollutants, including petroleum or petroleum distillates, per- and polyfluoroalkyl substances, asbestos or asbestos-containing materials, toxic mold, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other materials, substances or wastes of any nature regulated as “hazardous” or “toxic,” or as a “pollutant” or “contaminant,” pursuant to any Environmental Law; (iii) “Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material) into the environment or into, from or through any building or structure; and (iv) “Governmental Authority” means any government, state or other political subdivision thereof, agency, authority, instrumentality, regulatory body, court, administrative tribunal, or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

(aa)    Compliance with ERISA. Except (1) as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus or (2) as would not reasonably be expected to have a Material Adverse Effect, (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as (A) any organization which is a member of a controlled group of corporations or considered under common control and treated as one employer within the meaning of Section 414(b), (c), (m) or (o) of the Code or (B) any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA) would have any actual or contingent liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 or Section 430 of the Code), applicable to such Plan; (iv) no Plan is or is reasonably expected to be in “at risk status” (within the meaning of Section 303(i) of ERISA) or “endangered status,” “critical status” or “critical and declining status” (within the meaning of Section 305 of ERISA); (v) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the Pension Benefit Guaranty Corporation regulations promulgated thereunder) has occurred or is reasonably expected to occur; (vii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; and (viii) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA).

(bb)    Compliance with Employee Arrangements. Except (i) as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus or (ii) as would not reasonably be expected to have a Material Adverse Effect, each benefit and compensation plan, agreement, policy and arrangement that is maintained, administered or contributed to by the Company or any of its subsidiaries for current or former employees or directors of the Company or any of its subsidiaries, or with respect to which any of such entities could reasonably be expected to have any current, future or contingent liability or responsibility, has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations under the laws of Germany; the Company and each of its subsidiaries have complied with all applicable statutes, orders, rules and regulations in regard to such plans, agreements, policies and arrangements under the laws of Germany; the fair market value of the assets of each such plan, agreement, policy and arrangement which is required or intended to be funded

(excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued or earned or payments due under such plan, agreement, policy or arrangement determined using reasonable actuarial assumptions; and the liabilities reflected on the relevant entity’s financial statements with respect to each such plan, agreement, policy and arrangement which is not required or intended to be funded accurately reflects the present value of all benefits earned or accrued or payments due under such plan, agreement, policy or arrangement determined using reasonable actuarial assumptions.

(cc)    Disclosure Controls. The Company maintains, on behalf of itself and its subsidiaries, an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.

(dd)    Accounting Controls. The Company maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that has been designated by, or under the supervision of, their respective principal executive or principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS. The Company maintains internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company is not aware of any material weaknesses or significant deficiencies in the Company’s internal controls over financial reporting.

(ee)    Insurance. Except (1) as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, (2) as would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses as is customary in their respective industry, which insurance is in amounts and insures against such losses and risks as are customarily deemed adequate to protect the Company’s businesses; and none of the Company or its subsidiaries has (i) received written notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(ff)    No Unlawful Payments. None of the Company or any of its subsidiaries nor, to the knowledge of the Company, any director, officer, employee, authorized agent or controlled affiliate, in each case, acting on behalf of the Company or any of its subsidiaries has (i) used any company funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including any government owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office, in each case in this clause (ii) in violation of any applicable anti-bribery or anti-corruption laws; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any unlawful rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit in the case of this clause (iv) in violation of any applicable anti-bribery or anti-corruption laws. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and achieve compliance with all applicable anti-bribery and anti-corruption laws.

(gg)    Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(hh)    No Conflicts with Sanctions Laws. None of the Company or any of its subsidiaries nor, to the knowledge of the Company, any director, officer, employee, authorized agent or controlled affiliate acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) and the U.S. Department of State), the United Nations Security Council, the European Union, Her Majesty’s Treasury, the Swiss Secretariat of Economic Affairs or other relevant sanctions authority (collectively, “Sanctions”), including, without limitation, designation on the Specially Designated Nationals and Blocked Persons List published by OFAC; nor are the Company or any of its subsidiaries located, organized, incorporated or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea and Syria (until such time such country or territory is no longer the subject or the target of Sanctions, each, a “Sanctioned

Country”); and the Company will not, directly or indirectly, use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country in violation of Sanctions or (iii) in any other manner that would constitute or give rise to a violation by any person (including any person participating in the transaction, whether as underwriter, initial purchaser, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries, to the knowledge of the Company, have not engaged in, are not now engaged in, and will not engage in, any dealing or transaction with (A) any person that, at the time of such dealing or transaction, is or was the subject or the target of Sanctions, or (B) any Sanctioned Country, in each case that was or is in violation of Sanctions. This subsection (gg) shall not be interpreted or applied to the extent that the obligations hereunder would violate or expose any German Subsidiary to any liability under any anti-boycott or blocking law, regulation or statute that is in force from time to time in the European Union (and/or any of its member states) and that are applicable to such entity including, without limitation, EU Regulation (EC) 2271/96 and Section 7 of the German Foreign Trade Ordinance (Verordnung zur Durchführung des Außenwirtschaftsgesetzes (Außenwirtschaftsverordnung). For purposes of this Underwriting Agreement, “German Subsidiary” means any subsidiary of the Company that qualifies as a resident party domiciled in Germany (Inländer) within the meaning of Section 2, paragraph 15 of the German Foreign Trade Law (Außenwirtschaftsgesetz) (including its directors, managers, officers, agents and employees).

(ii)    No Broker’s Fees. None of the Company or any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(jj)    No Registration Rights. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or those that have been exercised or waived, no person has the right to require the Company to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission, the issuance and sale of the Shares by the Company, or, to the knowledge of the Company, the sale of the Shares to be sold by any Selling Shareholder hereunder.

(kk)    No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(ll)    Margin Rules. Neither the issuance, sale and delivery of the Shares nor the application of the proceeds thereof by the Company as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(mm)    Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(nn)    Industry Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the industry statistical and market-related data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(oo)    Foreign Issuer. The Company is a “foreign private issuer” as defined in Rule 405 under the Securities Act.

(pp)    Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in compliance with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are then in effect and with which the Company is required to comply as of the effectiveness of the Registration Statement.

(qq)    Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act.

(rr)    Stamp Taxes. Except for any net income, capital gains, branch profits or franchise taxes imposed on the Underwriters by the Bailiwick of Jersey, the United States or any political subdivision or taxing authority thereof or therein as a result of any present or former connection (other than any connection resulting solely from the transactions contemplated by this Agreement and in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus) between the Underwriters and the jurisdiction imposing such tax, no stamp duties or other issuance or transfer taxes are payable by or on behalf of the Underwriters in the Bailiwick of Jersey, the United States or any political subdivision or taxing authority thereof solely in connection with (A) the execution, delivery and performance of this Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus, (B) the sale and delivery of the Shares in the manner contemplated by this Agreement and the Prospectus or (C) the sale and delivery by the Underwriters of the Shares as contemplated herein and in the Prospectus.

(ss)    No Immunity. Neither the Company nor any of its subsidiaries or their properties or assets has immunity under the Bailiwick of Jersey, U.S. federal or New York state law from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Bailiwick of Jersey, U.S. federal or New York state court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection herewith; and, to the extent that the Company or any of its subsidiaries or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated by this Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus, may at any time be commenced, the Company has, pursuant to Section 18(d) of this Agreement, waived, and it will waive, or will cause its subsidiaries to waive, such right to the extent permitted by law.

(tt)    Enforcement of Foreign Judgments. Any final judgment for a fixed or determined sum of money rendered by any U.S. federal or New York state court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against the Company based upon this Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus would be declared enforceable against the Company by the courts of the Bailiwick of Jersey, without reconsideration or reexamination of the merits, but subject to the provisions relating to enforcement in the Jersey courts as set out in the section “Enforceability of Civil Liabilities” in the Prospectus.

(uu)    Valid Choice of Law. The choice of laws of the State of New York as the governing law of this Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus is a valid choice of law under the laws of the Bailiwick of Jersey and will be honored by the courts of the Bailiwick of Jersey, subject to the restrictions described under the caption “Enforceability of Judgments” in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The Company has the power to submit, and pursuant to Section 18(c) of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York state and United States federal court sitting in the Borough of Manhattan in the City of New York and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in such court.

(vv)    Indemnification and Contribution. The indemnification and contribution provisions set forth in Section 9 hereof do not contravene Bailiwick of Jersey law or the public policy thereof.

(ww)    Passive Foreign Investment Company. Subject to the qualifications, limitations, exceptions and assumptions set forth in the Registration Statement, the Preliminary Prospectus, and the Prospectus, the Company does not expect to be treated as a passive foreign investment company (a “PFIC”), as defined in section 1297 of the Code for the current taxable year and the Company does not expect to be treated as a PFIC for the foreseeable future.

(xx)    Dividends. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no approvals are currently required in the Bailiwick of Jersey in order for the Company to pay dividends or other distributions declared by the Company to the holders of Shares. Under current laws and regulations of the Bailiwick of Jersey and any political subdivision thereof, any amount payable with respect to the Shares upon liquidation of the Company or upon redemption thereof and dividends and other distributions declared and payable on the share capital of the Company may be paid by the Company in United States dollars and freely transferred out of the Bailiwick of Jersey, and no such payments made to the holders thereof or therein who are non-residents of the Bailiwick of Jersey will be subject to income, withholding or other taxes under laws and regulations of the Bailiwick of Jersey or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Bailiwick of Jersey or any political subdivision or taxing authority thereof or therein.

(yy)    Legality. The legality, validity, enforceability or admissibility into evidence of any of the Registration Statement, the Pricing Disclosure Package, the Prospectus, this Agreement or the Shares in any jurisdiction in which the Company is organized or does business is not dependent upon such document being submitted into, filed or recorded with any court or other authority in any such jurisdiction on or before the date hereof or that any tax, imposition or charge be paid in any such jurisdiction on or in respect of any such document.

(zz)    Legal Action. A holder of the Shares and each Underwriter are each entitled to sue as plaintiff in the court of the jurisdiction of formation and domicile of the Company for the enforcement of their respective rights under this Agreement and the Shares and such access to such courts will not be subject to any conditions which are not applicable to residents of such jurisdiction or a company incorporated in such jurisdiction except that plaintiffs not residing in the Bailiwick of Jersey may be required to guarantee payment of a possible order for payment of costs or damages at the request of the defendant.

(aaa)    Cybersecurity. Except as would not be expected to have a Material Adverse Effect and except as may be included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, (i)(x) to the Company’s knowledge, there has been no material security breach or other material compromise of or relating to any of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any material security breach or other material compromise to their IT Systems and Data; (ii) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification; and (iii) the Company and its subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices.

(bbb)    Significant Subsidiaries. The only subsidiaries of the Company are the subsidiaries of the Company listed on Exhibit 21.1 to the Registration Statement and such subsidiaries that are not significant subsidiaries listed on Exhibit 21.1, when considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary,” as defined in Rule 1-02 of Regulation S-X.

4.    Representations and Warranties of the Selling Shareholders. Each Selling Shareholder, severally and not jointly, represents and warrants to each Underwriter (to the extent any Option Shares are purchased) and the Company that:

(a)    Required Consents; Authority. Except (i) as will have been obtained on or prior to the Applicable Time for the registration under the Securities Act of the Shares, (ii) as may be required under foreign or state securities (or Blue Sky) laws or by FINRA or by the NYSE in connection with the purchase and distribution of the Shares by the Underwriters and (iii) as would not impair in any material respect the ability of any such Selling Shareholder to consummate its obligations hereunder, all consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Shareholder of this Agreement and for the sale and delivery of the Shares to be sold by such Selling Shareholder hereunder, have been obtained; and such Selling Shareholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder hereunder; this Agreement has been duly authorized, executed and delivered by such Selling Shareholder.

(b)    No Conflicts. The execution, delivery and performance by such Selling Shareholder of this Agreement, the sale of the Shares to be sold by such Selling Shareholder and the consummation by such Selling Shareholder of the transactions contemplated herein or therein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Selling Shareholder pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Shareholder is a party or by which the Selling Shareholder is bound or to which any of the property or assets of the Selling Shareholder is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Selling Shareholder, if applicable, or (iii) result in the violation of any applicable law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory agency having jurisdiction over the Selling Shareholder or any of its properties, except in the case of (i) and (iii), as would not, individually or in the aggregate, reasonably be expected to materially impact such Selling Shareholder’s ability to perform its obligations under this Agreement.

(c)    Title to Shares. The Selling Shareholder has, and will have, immediately prior to the Closing Date or the Additional Closing Date, as the case may be, valid title to the Shares to be sold at the Closing Date or the Additional Closing Date, as the case may be, by such Selling Shareholder hereunder, free and clear of all liens, encumbrances, equities or adverse claims (other than as permitted by this Agreement), and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder; and, upon payment for the Shares to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Shares, as directed by the Representatives, to Cede & Co. (“Cede”) or such other nominee as may be designated by DTC, registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Representatives (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such Shares)), (A) under Section 8-501 of the UCC, the Representatives will acquire a valid security entitlement in respect of such Shares and (B) no action based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Representatives with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share register in accordance with its articles of association, memorandum of association and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the Representatives on behalf of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(d)    No Stabilization. Such Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(e)    Pricing Disclosure Package. The Pricing Disclosure Package, at the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that such representations and warranties set forth in this Section 4(e) apply only to statements or omissions made in reliance upon and in conformity with the Selling Shareholders Information.

(f)    Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, such Selling Shareholder (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any Issuer Free Writing Prospectus, other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex B hereto, each electronic road show and any other written communications approved in writing in advance by the Company and the Representatives.

(g)    Registration Statement and Prospectus. As of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that such representations and warranties set forth in this Section 4(g) apply only to statements or omissions made in reliance upon and in conformity with the Selling Shareholders Information.

(h)    Material Information. As of the date hereof and as of the Additional Closing Date, as the case may be, the sale of the Shares by such Selling Shareholder is not and will not be prompted by any material information known to such Selling Shareholder concerning the Company or any of its subsidiaries that is not set forth in the Registration Statement, the Pricing Disclosure Package or the Prospectus.

(i)    ERISA Plan. The Selling Shareholder is not (i) an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a plan or account subject to Section 4975 of the Code, or (iii) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

5.    Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a)    Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to [●] [A.M.]/[P.M.], New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request.

(b)    Delivery of Copies. The Company will deliver, without charge, (i) to the Representatives, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and each Issuer Free Writing Prospectus) as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by any Underwriter or dealer.

(c)    Amendments or Supplements, Issuer Free Writing Prospectuses. Before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement, the Pricing Disclosure Package or the Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably objects.

(d)    Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or suspending any such qualification of the Shares and, if any such order is issued, to obtain as soon as possible the withdrawal thereof.

(e)    Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with applicable law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with applicable law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with applicable law.

(f)    Blue Sky Compliance. The Company will use its reasonable best efforts to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g)    Earning Statement. Beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement, the Company will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder; it being agreed that such obligation may be satisfied by filings made with the Commission’s Electronic Data Gathering, Analysis, and Retrieval system (or any successor system) (“EDGAR”).

(h)    Clear Market. For a period of 180 days after the date of the Prospectus, the Company will not (i) offer, pledge, announce the intention to sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, publicly disclose the intention to make any offer, sale, pledge, disposition or filing or file with or confidentially submit to the Commission a registration statement under the Securities Act with respect to any of the foregoing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Shares or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise, without both (x) the prior written consent of two of the four Representatives and (y) the prior written notice to the other Representatives, other than (a) the Common Shares to be sold hereunder, (b) the grant by the Company of awards under Company Stock Plans described in the Registration Statement, Pricing Disclosure Package and Prospectus, (c) any Common Shares of the Company issued upon the exercise of options or settlement of awards granted under Company Stock Plans described in the Registration Statement, Pricing Disclosure Package and Prospectus, (d) the filing of any registration statement on Form S-8 in connection with Company Stock Plans described in or contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus, (e) the filing of any confidential or non-public submissions to the Commission of any registration statement under the Securities Act only if (w) no public announcement of such confidential or non-public submission shall be made, (x) if any demand was made for, or any right exercised with respect to, such registration of shares of Common Shares or securities convertible, exercisable or exchangeable into Common Shares, no public announcement of such demand or exercise of rights shall be made, (y) the Company shall provide written notice at least two business days prior to such confidential or non-public submission to the Representatives and (z) no such confidential or non-public submission shall become a publicly available registration statement during the lock-up period or (f) the entry into an agreement providing for the issuance of Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, and the issuance of any such securities pursuant to such an agreement, in connection with (i) the acquisition by the Company or any of its subsidiaries of the securities, business, property or other assets of another person or entity, including pursuant to an employee benefit plan assumed by the Company in connection with such acquisition, or (ii) joint ventures, commercial relationships or other strategic transactions, and the issuance of any such securities pursuant to any such agreement, provided that the aggregate number of shares issued or issuable pursuant to this clause (f) does not exceed 10% of the number of Common Shares outstanding immediately after the offering of the Common Shares pursuant to this Agreement and prior to such issuance each recipient of any such securities shall execute and deliver to the Representatives a “lock-up” agreement substantially in the form of Exhibit A hereto.

If two of the four Representatives, in their sole discretion, agree to release or waive the restrictions set forth in the “lock-up” agreements, each substantially in the form of Exhibit A hereto and described in Section 8(l) hereof for an executive officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit C hereto through a major news service at least two business days before the effective date of the release or waiver.

(i)    Use of Proceeds. The Company will apply the net proceeds from the sale of the Shares as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of proceeds”.

(j)    No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Common Shares.

(k)    Exchange Listing. The Company will use its reasonable best efforts to list for quotation the Shares on the NYSE.

(l)    Reports. For a period of three years from the date of this Agreement, so long as the Shares are outstanding, the Company will furnish to the Representatives, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Representatives to the extent they are filed on EDGAR.

(m)    Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(n)    Filings. The Company will file with the Commission such reports as may be required by Rule 463 under the Securities Act.

(o)    Tax Indemnity. The Company will indemnify and hold harmless the Underwriters against any documentary, stamp, registration or similar issuance tax, including any interest and penalties, on the execution and delivery of this Agreement. All indemnity payments to be made by the Company hereunder in respect of this Section 5(o) shall be made without withholding or deduction for or on account of any present or future Bailiwick of Jersey taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, except for any net income, capital gains, branch profits or franchise taxes imposed on the Underwriters by the Bailiwick of Jersey or the United States or any political subdivision of taxing authority thereof or therein as a result of any present or former connection (other than any connection resulting solely from the transactions contemplated by this Agreement) between the Underwriters and the jurisdiction imposing such withholding or deductions, the Company shall pay such additional amounts as may be necessary in order to ensure that the net amounts received after such withholding or deductions shall equal the amounts that would have been received if no such withholding or deduction had been made.

6.    Further Agreements of the Selling Shareholders. Each Selling Shareholder, severally and not jointly, covenants and agrees with each Underwriter that:

(a)    Clear Market. The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and each of the Selling Shareholders relating to sales and certain other dispositions of Common Shares or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date or Additional Closing Date, as the case may be.

(b)    No Stabilization. Such Selling Stockholder will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Common Shares.

(c)    Tax Form. It will deliver to the Representatives on any Additional Closing Date properly completed and signed applicable tax certifications (generally, an IRS Form W-9 or the applicable IRS Form W-8 (or applicable successor forms)) to enable the Underwriters to determine their duties and liabilities with respect to any taxes or other charges that they may be required to pay, deduct or withhold or to comply with any reporting or other requirements under any law or regulation of the United States or any political subdivision thereof.

(d)     Tax Indemnity. It will indemnify and hold harmless the Underwriters against any documentary, stamp, registration or similar issuance tax, including any interest and penalties, on the sale of the Shares by such Selling Shareholder to the Underwriters and on the execution and delivery of this Agreement. All indemnity payments to be made by such Selling Shareholder hereunder in respect of this Section 6(d) shall be made without withholding or deduction for or on account of any present or future Bailiwick of Jersey taxes, duties or governmental charges whatsoever unless such Selling Shareholder is compelled by law to deduct or withhold such taxes, duties or charges. In that event, except for any net income, capital gains, branch profits or franchise taxes imposed on the Underwriters by the Bailiwick of Jersey or the United States or any political subdivision of taxing authority thereof or therein as a result of any present or former connection (other than any connection resulting solely from the transactions contemplated by this Agreement) between the Underwriters and the jurisdiction imposing such withholding or deductions, such Selling Shareholder shall pay such additional amounts as may be necessary in order to ensure that the net amounts received after such withholding or deductions shall equal the amounts that would have been received if no such withholding or deduction had been made.

(e)    Use of Proceeds. It will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to a subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject of target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

7.    Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a)    It has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex B or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b)    It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Shares unless such terms have previously been included in a free writing prospectus filed with the Commission.

8.    Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Underwritten Shares on the Closing Date (other than with respect to clause (i) below) or the Option Shares on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company and the Selling Shareholders of their respective covenants and other obligations hereunder and to the following additional conditions:

(a)    Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 5(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b)    Representations and Warranties. The respective representations and warranties of the Company and the Selling Shareholders contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers and of each of the Selling Shareholders and their officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(c)    No Downgrade. Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, if there are any debt securities or preferred stock of, or guaranteed by, the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of §3(a)(62) under the Exchange Act, (i) no downgrading shall have occurred in the rating accorded any such debt securities or preferred stock and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock (other than an announcement with positive implications of a possible upgrading).

(d)    No Material Adverse Change. No event or condition of a type described in Section 3(f) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(e)    Officer’s Certificate. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be (x) a certificate of the chief financial officer or chief accounting officer of the Company and one additional executive officer of the Company who is satisfactory to the Representatives (i) confirming that such officers have carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus, (ii) confirming that the representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be, and (iii) to the effect set forth in paragraphs (a), (c) and (d) above and (y) to the extent the Selling Shareholder is selling Shares on the Additional Closing Date, a certificate of each Selling Shareholder, in form and substance reasonably satisfactory to the Representatives, confirming that the representations and warranties of such Selling Shareholder in this agreement are true and correct and that such Selling Shareholder has complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to such Closing Date.

(f)     CFO Certificate. The Representatives shall have received (x) on and as of the Pricing Date and (y) on and as of the Closing Date or the Additional Closing Date, as the case may be a certificate of the chief financial officer of the Company (the “CFO Certificate”) substantially in the form as Exhibit D hereto.

(g)    Comfort Letters. On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, KPMG AG Wirtschaftsprüfungsgesellschaft shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(h)    Opinion and 10b-5 Statement of Counsel for the Company. Latham & Watkins LLP, counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A-1 hereto.

(i)    Opinion of Local Counsel for the Company. Ogier, the Bailiwick of Jersey counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A-2 hereto.

(j)    Opinion of Counsel for the Selling Shareholders. Walkers as counsel for certain of the Selling Shareholders, shall have furnished to the Representatives, at the request of the Selling Shareholders, their written opinion, dated any Additional Closing Date, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A-4-A hereto. Ogier as counsel for certain of the Selling Shareholders, shall have furnished to the Representatives, at the request of the Selling Shareholders, their written opinion, dated any Additional Closing Date, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A-4-B.

(k)    Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement of Milbank LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(l)    No Legal Impediment to Issuance and/or Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares by the Selling Shareholders; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares by the Selling Shareholders.

(m)    Good Standing. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company and its subsidiaries in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(n)    Exchange Listing. The Shares to be delivered on the Closing Date or Additional Closing Date, as the case may be, shall have been approved for listing on the NYSE, subject to official notice of issuance.

(o)    Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and certain shareholders, executive officers and directors of the Company relating to sales and certain other dispositions of Common Shares or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date or Additional Closing Date, as the case may be.

(p)    Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company and the Selling Shareholders shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

9.    Indemnification and Contribution.

(a)    Indemnification of the Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, employees, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable and documented legal fees and other reasonable and documented expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any materials or information (when taken together with the Pricing Disclosure Package) provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Shares (the “Marketing Materials”), including any road show (as defined in Rule 433(h) under the Securities Act) (a “road show”) or investor presentations made to investors by the Company (whether in person or electronically) or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information furnished to the Company in writing by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below.

(b)    Indemnification of the Underwriters by the Selling Shareholders. Each of the Selling Shareholders, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, its affiliates, employees, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any such losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information furnished to the Company in writing by or on behalf of such Selling Shareholder expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any Marketing Materials or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), it being understood and agreed that the only such information furnished by or on behalf of such Selling Shareholder consists of such Selling Stockholder’s Selling Shareholders Information. The Selling Shareholder shall not be liable under the indemnity agreement contained in this paragraph and the contribution provisions of this Section 9 in excess of an amount equal to the aggregate net proceeds (after deducting underwriting commissions and discounts, but before deducting expenses) applicable to the Shares sold by the Selling Shareholder pursuant to this Agreement (the “Selling Shareholders Proceeds”).

(c)    Indemnification of the Company and the Selling Shareholders. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the Selling Shareholders to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any road show or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: (i) the concession and reallowance figures appearing in the second sentence of the third paragraph under the caption “Underwriting”, (ii) the information in the third paragraph under the caption “Underwriting” relating to sales to discretionary accounts and (iii) the information contained in the tenth, eleventh and twelfth paragraphs under the caption “Underwriting” relating to stabilization transactions.

(d)    Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 9, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under the preceding paragraphs of this Section 9. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 9 that the Indemnifying Person may designate in such proceeding and shall pay the reasonable and documented fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the reasonable and documented fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives, any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company and any such separate firm for the Selling Shareholders shall be designated in writing by the Selling Shareholders. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification or contribution could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(e)    Contribution. If the indemnification provided for in paragraphs (a), (b) and (c) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders, on the one hand, and the Underwriters on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Selling Shareholders, on the one hand, and the Underwriters on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders, on the one hand, and the Underwriters on the other, shall be deemed to be in the same respective proportions as the net proceeds (after deducting underwriting commissions and discounts, but before deducting expenses) received by the Company and the Selling Shareholders from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares. The relative fault of the Company and the Selling Shareholders, on the one hand, and the Underwriters on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and each Selling Shareholder or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No Selling Shareholder shall be liable under the contribution agreement contained in this paragraph and the indemnification provisions of this Section 9 in excess of an amount equal to such Selling Shareholder’s respective portion of the Selling Shareholders Proceeds.

(f)    Limitation on Liability. The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Selling Shareholders or the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 9, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective purchase obligations hereunder and not joint. For the avoidance of doubt, the aggregate liability of each Selling Shareholder under the indemnity and contribution agreements contained in this Section 9 shall not exceed such Selling Shareholder’s respective portion of the Selling Shareholders Proceeds.

(g)    Non-Exclusive Remedies. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

10.    Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

11.    Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company and the Selling Shareholders, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Option Shares, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, the American Stock Exchange, The Nasdaq Stock Market, the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by U.S. federal or New York State authorities; (iv) a material disruption in securities settlement or clearance services in the United States that could reasonably be expected to affect the settlement of the Shares shall have occurred; or (v) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

12.    Defaulting Underwriter.

(a)    If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons satisfactory to the Company and the Selling Shareholders on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company and the Selling Shareholders shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms. If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non-defaulting Underwriters or the Company and the Selling Shareholders may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company, counsel for the Selling Shareholders or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 12, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

(b)    If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company and the Selling Shareholders as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of Shares to be purchased on such date, then the Company and the Selling Shareholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Shares that such Underwriter agreed to purchase on such date) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)    If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company and the Selling Shareholders as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of Shares to be purchased on such date, or if the Company and the Selling Shareholders shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Shares on the Additional Closing Date, shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 12 shall be without liability on the part of the Company and the Selling Shareholders except that the provisions of Section 9 hereof shall not terminate and shall remain in effect.

(d)    Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company, the Selling Shareholders or any non-defaulting Underwriter for damages caused by its default.

13.    Payment of Expenses.

(a)    Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and the Selling Shareholders will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any stamp duties or other issuance or transfer taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the fees and expenses of the Company’s counsel and independent accountants; (iv) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the state or foreign securities or blue sky laws of such jurisdictions as the

Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the reasonable related fees and expenses of counsel for the Underwriters not to exceed $15,000); (v) the cost of preparing stock certificates; (vi) the costs and charges of any transfer agent and any registrar; (vii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA (but with respect to related fees and expenses of counsel for the Underwriters not to exceed $30,000); (viii) all expenses of the Issuer relating to any “road show” presentation to potential investors, including the travel and lodging expenses of the representatives and officers of the Issuer in connection with any such “road show” (provided that the Company shall only be obligated to pay one-half of the cost of any aircraft chartered in connection with any such “road show”); and (x) all expenses and application fees related to the listing of the Shares on the NYSE. It is understood, however, that except as provided in this Section 13, Section 9 entitled “Indemnity and Contribution,” and Section 11 entitled “Termination” above, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel.

(b)    If (i) this Agreement is terminated pursuant to clause (ii) of Section 11, (ii) the Company or the Selling Shareholders for any reason fail to tender the Shares for delivery to the Underwriters (other than pursuant to clauses (i), (iii), (iv) or (v) of Section 11 or Section 12) or (iii) the Underwriters decline to purchase the Shares for any reason permitted under this Agreement (other than pursuant to clauses (i), (iii), (iv) or (v) of Section 11 or Section 12), the Company and the Selling Shareholders agree to reimburse the Underwriters for all out-of-pocket costs and expenses (including the reasonable fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby; provided that, if any Selling Shareholder fails to tender its Shares for delivery to the Underwriters, such Selling Shareholder agrees to reimburse the Underwriters only for its pro rata portion of such out-of-pocket costs and expenses (including the reasonable fees and expenses of their counsel) based upon the number of Shares agreed to be sold by such Selling Shareholder pursuant to this Agreement relative to the total number of Shares agreed to be sold by the Selling Shareholder pursuant to this agreement with the remainder of such expenses being the responsibility of the Company.

(c)    This Section 13 shall not affect any separate agreement relating to the allocation of payment of expenses between the Company, on the one hand, and the Selling Shareholders, on the other hand.

14.    Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the affiliates, employees, officers and directors and any controlling persons referred to in Section 9 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

15.    Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Selling Shareholders and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Selling Shareholders or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Selling Shareholders or the Underwriters.

16.    Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02(a) of Regulation S-X under the Exchange Act.

17.    Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Shareholders, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

18.    Miscellaneous.

(a)    Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013 Attention: General Counsel, facsimile number 1-646-291-1469; Credit Suisse Securities (USA) LLC, Attention: [●], Eleven Madison Avenue, New York, NY 10011 (fax: [●]); BofA Securities, Inc., One Bryant Park, New York, New York, 10036 Attention: Syndicate Department with a copy to: fax: (212) 230-8730 Attention: ECM legal; J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358). Notices to the Company shall be given to it at Erasmusstrasse 20, 10553 Berlin, Germany (fax: +49 30 34985 417 ); Attention: Josh McMorrow, General Counsel. Notices to the Selling Shareholders, shall be given to them at The Carlyle Group, 1001 Pennsylvania Avenue NW, Washington, District of Columbia 20004-2505, (fax: (202) 347-1818); Attention: Tanaka Maswoswe. Copies of any notice given to the Company or the Selling Shareholders shall be given to Latham & Watkins LLP at 555 Eleventh Street, NW, Suite 1000, Washington, District of Columbia, (fax: (202) 637-2201); Attention: Patrick H. Shannon and Jason Licht.

(b)    (x) Recognition of the U.S. Special Resolution Regimes

(a)    In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)    In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

(c)    Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.

(d)    Judgment Currency. The Company agrees to indemnify each Underwriter, its directors, officers, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the judgment currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

(e)    Waiver of Immunity. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of the Bailiwick of Jersey, or any political subdivision thereof, with respect to itself or this Agreement, the Company hereby irrevocably waives such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

(f)    Submission to Jurisdiction. Each of the Company and the Selling Shareholders hereby submit to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the offering of the Shares. The Company and the Selling Shareholders waive any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Company and the Selling Shareholders agree that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company or the Selling Shareholders, as applicable, and may be enforced in any court to the jurisdiction of which Company or the Selling Shareholders, as applicable, is subject by a suit upon such judgment. The Company and the Selling Shareholders irrevocably appoint Alpha US Bidco, Inc., c/o The Corporation Trust Company, Corporation Trust Center, located at 1209 Orange Street, Wilmington, Delaware 19801, as its authorized agent upon which process may be served in any such suit or proceeding, and agree that service of process upon such authorized agent, and written notice of such service to the Company and the Selling Shareholders by the person serving the same to the address provided in this Section 18(e), shall be deemed in every respect effective service of process upon the Company or the Selling Shareholders in any such suit or proceeding. The Company and the Selling Shareholders hereby represent and warrant that such authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process. The Company and the Selling Shareholders further agree to take any and all action as may be necessary to maintain such designation and appointment of such authorized agent in full force and effect for a period of seven years from the date of this Agreement.

(g)     Several Liability. The obligations of the Company and each of the Selling Shareholders under this Agreement are independent and are not joint and several, notwithstanding the fact that the Selling Shareholders may be referred to in this Agreement collectively as “Selling Shareholders” rather than listed individually by name. For the avoidance of doubt, each of the Company and each Selling Shareholder shall not be held liable hereunder in any respect for a breach of any obligation under this Agreement of another party or for any representation made or warranty given hereunder by another party.

(h)    Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(i)    Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(j)    Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(k)    Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

ATOTECH LIMITED

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

CEP IV PARTICIPATIONS S.À.R.L, SICAR

By:
Name:
Title:

CARLYLE PARTNERS VI CAYMAN HOLDINGS L.P.

By: TC Group VI Cayman, L.P., its general partner

By: TC Group VI Cayman, L.L.C., its general partner

By:
Name:
Title:

GAMMA HOLDING COMPANY LIMITED

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

Accepted: [●], 2020

For themselves and on behalf of the

several Underwriters listed

in Schedule 1 hereto.

CITIGROUP GLOBAL MARKETS INC.

By:
Name:
Title:

CREDIT SUISSE SECURITIES (USA) LLC

By:
Name:
Title:

BOFA SECURITIES, INC.

By:
Name:
Title:

J.P. MORGAN SECURITIES LLC

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

Schedule 1

Underwriter	Number of Underwritten Shares	Maximum Number of Option Shares
Citigroup Global Markets Inc.	[●]	[●]
Credit Suisse Securities (USA) LLC	[●]	[●]
J.P. Morgan Securities LLC	[●]	[●]
BofA Securities, Inc.	[●]	[●]
[●]	[●]	[●]

Total	[●]	[●]

Sch. 1-1

Schedule 2

List of Selling Shareholders

Selling Shareholder	Maximum Number of Option Shares
CEP IV Participations S.à.r.l, SICAR	[●]
Gamma Holding Company Limited	[●]
Carlyle Partners VI Cayman Holdings L.P.	[●]

Total	[●]

Sch. 2-1

Annex A-1

Form of Opinion of Counsel for the Company

Annex A-1-1

Annex A-2

Form of Opinion of Local Counsel for the Company

Annex-A-2-1

Annex A-3

Form of Opinion of Counsel for the Selling Shareholders

Annex A-3-1

Annex B

a. Pricing Disclosure Package

[None]

b. Pricing Information Provided Orally by Underwriters

$[●] per share

Annex-B-1

Exhibit A

[Form of Lock-Up Agreement]

[Name and Address of

Representatives]

Re:    Atotech Limited — Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as Representatives of the several Underwriters, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Atotech Limited, a company incorporated and organized under the laws of the Bailiwick of Jersey (the “Company”) and the selling shareholders listed on Schedule 2 to the Underwriting Agreement (the “Selling Shareholders”), providing for the public offering (the “Public Offering”) of common shares, par value $0.10 per share (the “Common Shares”), of the Company (the “Common Shares”) by the several underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Public Offering, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without both (x) the prior written consent of two of the four Representatives and (y) the prior written notice to the other Representatives, the undersigned will not, during the period ending 180 days (the “Lock-up Period”) after the date of the prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares (including without limitation, Common Shares or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) (collectively, the “Lock-up Securities”) or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any of the Lock-up Securities, in each case other than:

(A) the sale by such person of the Common Shares to be sold by the undersigned pursuant to Section 2 of the Underwriting Agreement;

(B) transfers of Common Shares as a bona fide gift or gifts;

(C) if the Lock-up Securities are held by a corporation, partnership, limited liability company or other entity, transfers to any of its shareholders, partners, members or affiliates (as such term is defined in Rule 501(b) under the Securities Act of 1933, as amended (each, an “Affiliate”)) or any of its Affiliates’ directors, officers and employees;

(D) transfers by way of testate or intestate succession or by operation of law, or to any members of the immediate family of the undersigned, or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin);

(E) transfers to any investment fund or other entity controlled or managed by the undersigned;

(F) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (B) through (E) above;

(G) pursuant to an order of a court or regulatory agency;

(H) from an executive officer to the Company or its parent entities upon death, disability or termination of employment, in each case, of such executive officer;

(I) any transfer pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of Ordinary Shares involving a change of control (as defined below) of the Company that occurs after the consummation of the Public Offering and approved by the Company’s board of directors (provided that, in the event that such tender offer, merger, consolidation or other such transaction is not completed, the undersigned’s Lock-Up Securities shall remain subject to the restrictions contained in this agreement); or

(J) the conversion of preferred shares into Common Shares as described in the Preliminary Prospectus;

provided that in the case of any transfer or distribution pursuant to clause (B), (C), (D), (E), [(F) or (H)], any transferee or distributee shall execute and deliver to the Representatives a lock-up letter in the form of this paragraph for the balance of the Lock-up Period; and provided, further, that in the case of any transfer or distribution pursuant to clause (B), (C), (D), (E) or [(F)], no filing by any party (donor, donee, transferor or transferee) under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the 180-day period referred to above).

For purposes of clause (I) above, “change of control” shall mean the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), or group of persons, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of a majority of total voting power of the voting stock of the Company.

If the undersigned is an executive officer or director of the Company, (i) the Representatives on behalf of the Underwriters agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Common Shares, two of the four Representatives on behalf of the Underwriters will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by two of the four Representatives on behalf of the Underwriters hereunder to any such executive officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

Furthermore, the undersigned may sell Common Shares of the Company purchased by the undersigned on the open market following the Public Offering if and only if no filing by any party under Section 16 of the Exchange Act or other public report or filing shall be required or shall be made voluntarily in connection with such sale during the Lock-up Period (other than a filing on a Form 5 made after the expiration of the Lock-up Period) (this paragraph, the “Open Market Sale Condition”).

The foregoing restrictions shall not apply to the establishment of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1) under the Exchange Act; provided that no sales of the undersigned’s Lock-up Securities shall be made pursuant to such a Plan prior to the expiration of the Lock-up Period, and such a Plan may only be established if no public announcement of the establishment or existence thereof and no filing with the Securities and Exchange Commission or other regulatory authority in respect thereof or transactions thereunder or contemplated thereby, by the undersigned, the Company or any other person, shall be required, and no such announcement or filing is made voluntarily, by the undersigned, the Company or any other person, prior to the expiration of the Lock-up Period.

The foregoing restrictions shall also not apply to dispositions of Common Shares to the Company (i) to satisfy tax withholding obligations in connection with the exercise of options to purchase Common Shares or (ii) to effect the cashless exercise of options to purchase Common Shares; provided that only in the case of options to purchase Common Shares that expire during the Lock-up Period due to the termination or other departure of the undersigned as an employee or director of the Company, the undersigned may, in addition to disposing of Common Shares pursuant to clauses (i) and (ii) of this paragraph, dispose of Common Shares in the open market or otherwise in an amount of up to $500,000 in aggregate value of Common Shares to satisfy such tax withholding obligations or effect cashless exercise[; provided further that only in the case of dispositions pursuant to clause (C) above, the undersigned may dispose of Common Shares in the open market or otherwise to satisfy tax withholding or other tax obligations in connection with such disposition].

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this lock-up agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this lock-up agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if the Underwriting Agreement has not become effective by [●], 2020, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Shares to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this lock-up agreement.

This lock-up agreement and any claim, controversy or dispute arising under or related to this lock-up agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

[NAME OF SHAREHOLDER]

By:
Name:
Title:

Exhibit B

Form of Waiver of Lock-up

CITIGROUP GLOBAL MARKETS INC.

CREDIT SUISSE SECURITIES (USA) LLC

BOFA SECURITIES, INC.

J.P. MORGAN SECURITIES LLC

Atotech Limited

Public Offering of Common Shares

                    , 2020

[Name and Address of

Executive Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by Atotech Limited (the “Company”) of     common shares, $0.10 par value (the “Common Shares”), of the Company and the lock-up letter dated    , 2020 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated    , 2020    , with respect to                shares of Common Shares (the “Shares”).

Citigroup Global Markets Inc./Credit Suisse Securities (USA) LLC/ BofA Securities, Inc./J.P. Morgan Securities LLC hereby agree to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective                , 2020    ; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Yours very truly,

CITIGROUP GLOBAL MARKETS INC.

By:
Name:
Title:

CREDIT SUISSE SECURITIES (USA) LLC

By:
Name:
Title:

BOFA SECURITIES, INC.

By:
Name:
Title:

J.P. MORGAN SECURITIES LLC

By:
Name:
Title:

cc: Company

Exhibit C

Form of Press Release

Atotech Limited

[Date]

Atotech Limited (the “Company”) announced today Citigroup Global Markets Inc./Credit Suisse Securities (USA) LLC/ [BofA Securities, Inc./J.P. Morgan Securities LLC], the lead book-running managers in the Company’s recent public sale of                common shares, is [waiving] [releasing] a lock-up restriction with respect to    shares of the Company’s common shares held by [certain [executive] officers or directors] [an [executive] officer or director] of the Company. The [waiver] [release] will take effect on     ,                 2020    , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

Exhibit D

Form of CFO Certificate